EXHIBIT 10.1
INVENTORY SALE AGREEMENT
     This Inventory Sale Agreement (this “Agreement”), dated as of December 1, 2006, is by and among WOODRIDGE LABS, INC. (formerly W Lab Acquisition Corp.), a Delaware corporation (“Seller”), NEXTERA ENTERPRISES, INC., a Delaware corporation (“Parent”, and together with Seller, the “Seller Parties”), J & S INVESTMENTS, a California general partnership (“Buyer”), JOCOTT ENTERPRISES, INC. (formerly Woodridge Labs, Inc.), a California corporation (“Jocott”), JOSEPH J. MILLIN, an individual (“Millin”) and SCOTT J. WEISS, an individual (“Weiss” and together with Buyer, Jocott and Millin, the “Buyer Parties”). The Seller Parties and the Buyer Parties are referred to herein as the “Parties.”
RECITALS
          A. The Parties wish to enter into an agreement for the purchase by Buyer from Seller of certain inventory for $291,000 on and subject to the terms set forth herein.
          B. Jocott, Millin and Weiss are each an Affiliate of Buyer.
AGREEMENT
     NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:
     1. Definitions.
     “Affiliate” shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
     “Damages” shall mean any and all costs, losses, taxes, liabilities (whether direct or indirect, accrued, absolute, contingent, matured, unmatured or other), commitments, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any environmental law (including without limitation any clean-up or remedial action), losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing, but excluding in all events lost profits, lost opportunities, diminution in value, consequential, punitive, treble or other special damages regardless of the legal theory.
     “Person” shall mean any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.
     “Representative” shall mean any officer, director, principal, agent, employee or other representative.
     2. Sale of Specified Inventory and Permitted Uses. On the date hereof, upon the terms and subject to the conditions contained herein, Seller shall transfer, sell, assign and convey to

Buyer the inventory specified on the Exhibit hereto (the “Specified Inventory”). The Buyer Parties hereby agree and acknowledge that (a) neither Buyer nor any of its Affiliates shall transfer, sell, assign, convey or otherwise dispose of the Specified Inventory to any Person for value in excess of the Purchase Price and (b) Buyer’s and its Affiliates’ sole permitted uses of the Specified Inventory are to (i) use such Specified Inventory for the Buyer Parties’ personal consumption, (ii) destroy such Specified Inventory, (iii) gift such Specified Inventory to any Person for no consideration or (iv) sell such Specified Inventory to the extent permitted pursuant to clause (a). The Buyer Parties, jointly and severally, shall indemnify, save and hold harmless the Seller Parties and their respective Affiliates and Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any breach of this Section 2 by any of the Buyer Parties.
     3. Purchase Price. On the date hereof, Buyer shall pay Seller, as consideration for the sale, transfer, assignment and conveyance of the Specified Inventory and in full payment therefor, the amount of $291,000 (Two Hundred Ninety One Thousand Dollars) (the “Purchase Price”) in immediately available funds.
     4. Exclusions. EACH OF THE BUYER PARTIES ACKNOWLEDGES AND AGREES THAT (A) NO SELLER PARTY MAKES ANY REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO THE SPECIFIED INVENTORY OR ANY OTHER MATTER CONTEMPLATED BY THIS AGREEMENT, (B) EACH SELLER PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SPECIFIED INVENTORY OR ANY OTHER MATTER CONTEMPLATED BY THIS AGREEMENT OR OTHERWISE, INCLUDING AS TO THE STATE OF REPAIR OR CONDITION OF THE SPECIFIED INVENTORY, THE FITNESS OF THE SPECIFIED INVENTORY FOR ANY USE WHATSOEVER, THE CONFORMITY OF THE SPECIFIED INVENTORY TO ANY DOCUMENTATION OR DESCRIPTION OR THE EXISTENCE OF ANY LATENT OR PATENT DEFECTS IN ANY OF THE SPECIFIED INVENTORY, AND (C) BUYER IS PURCHASING THE SPECIFIED INVENTORY “AS IS, WHERE IS” AND “WITH ALL FAULTS” AS OF THE DATE HEREOF. EACH SELLER PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO THE SPECIFIED INVENTORY AND ANY OTHER REPRESENTATIONS OR WARRANTIES THAT MAY BE IMPLIED OR IMPOSED BY LAW, EQUITY, TRADE, USAGE, COURSE OF DEALING OR OTHERWISE.
     5. Governing Law. This Agreement shall be construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of California (without reference to applicable principles of choice of law).
     6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed by the exchange of facsimile or electronically transmitted signatures to identical counterparts with the same effect as if executed on the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have caused this Inventory Sale Agreement to be duly executed on their respective behalf, by themselves or their respective officers thereunto duly authorized, all as of the day and year first above written.

PARENT		SELLER
NEXTERA ENTERPRISES, INC.		WOODRIDGE LABS, INC.

By	s/ Michael P. Muldowney	By	/s/ Michael P. Muldowney

Name:	Michael P. Muldowney	Name:	Michael P. Muldowney
Its:	COO & CFO	Its:	COO & Vice President

BUYER
J & S INVESTMENTS

/s/ Joseph J. Millin		/s/ Scott J. Weiss

Joseph Millin, Trustee of		Scott J. Weiss, Trustee of
the Millin Family Living Trust		the Scott and Debra Weiss Living Trust
Dated November 18, 2002

JOCOTT
JOCOTT ENTERPRISES, INC.

By	/s/ Scott J. Weiss
Name:	Scott J. Weiss
Its:	CFO

JOSEPH J. MILLIN		SCOTT J. WEISS

/s/ Joseph J. Millin		/s/ Scott J. Weiss

Joseph J. Millin		Scott J. Weiss

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